EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-147483) of Douglas Emmett, Inc.,

(2)	Registration Statement (Form S-3 No. 333-167431) of Douglas Emmett, Inc.,

(3)	Registration Statement (Form S-3 No. 333-183879) of Douglas Emmett, Inc., and

(4)	Registration Statement (Form S-8 No. 333-148268) pertaining to the Douglas Emmett, Inc. 2006 Omnibus Stock Incentive Plan;

of (i) our reports dated February 27, 2014, with respect to the consolidated financial statements and schedule of Douglas Emmett, Inc. and the effectiveness of internal control over financial reporting of Douglas Emmett, Inc. and (ii) our report dated February 24, 2012, with respect to the consolidated financial statements of Douglas Emmett Fund X, LLC, all included in this Annual Report (Form 10-K) of Douglas Emmett, Inc. for the year ended December 31, 2013.

/s/ Ernst & Young LLP

Los Angeles, California
February 27, 2014